Exhibit 10.1

SUBSCRIPTION AGREEMENT

FOR

7.625% SERIES A CONVERTIBLE PREFERRED STOCK

AND

COMMON STOCK

This Subscription Agreement (this “Agreement”), made as of February 18, 2015 by and among Hennessy Capital Acquisition Corp. (the “Company”), The Traxis Group B.V. (“Traxis”), the undersigned subscriber of Preferred Shares (as defined below) under whose name is set forth “Preferred Subscriber” on the signature pages hereto (the “Preferred Subscriber”) and each of the undersigned subscribers of shares of Common Stock (as defined below) under whose name is set forth “Common Subscriber” on the signature pages hereto (each, a “Common Subscriber,” collectively, the “Common Subscribers” and, together with the Preferred Subscriber, the “Subscribers” and each a “Subscriber”), is intended to set forth certain representations, covenants and agreements among the Company and the Subscribers:

(i) with respect to the private offering (the “Preferred Offering”) for sale by the Company and the purchase by the Preferred Subscriber in such private offering, pursuant to Section 1 hereof, of the number of shares set forth under the Preferred Subscriber’s name on the signature pages hereto of 7.625% Preferred Stock with the terms set out in the form of certificate of designations attached as Exhibit A hereto (the “Certificate of Designations” and, such shares, the “Preferred Shares”) at a price per share of $100.00;

(ii) with respect to the acquisition by each Common Subscriber of shares of common stock of the Company, par value $0.0001 per share with the terms set out in the form of the second amended and restated certificate of incorporation of the Company attached as Exhibit E hereto (the “Common Stock”), through private transactions as described in Section 2(c) hereof; and

(iii) with respect to the private offering (the “Common Offering”) for sale by the Company and the purchase by each Common Subscriber in such private offering, pursuant to Section 2(d) hereof, of shares of Common Stock.

In consideration of the mutual terms, covenants and conditions contained herein, the Subscribers and the Company hereby agree as follows:

1. Subject Preferred Subscription. Subject to the terms and conditions set forth in this Agreement, the Preferred Subscriber hereby irrevocably subscribes for and agrees, subject to the simultaneous occurrence of the closing of the acquisition of School Bus Holdings Inc. (“School Bus”) in accordance with that certain Purchase Agreement, dated as of September 21, 2014 (as amended and as in effect as of the date hereof, the “Purchase Agreement”), by and between Traxis and the Company (such acquisition, the “Acquisition”, and the closing of the Acquisition, the “Acquisition Closing”), to purchase from the Company the number of Preferred Shares indicated as the “Subject Preferred Shares” under the Preferred Subscriber’s name on the signature page hereto (the “Subject Preferred Shares”) at a purchase price of $100.00 per share, and the Company agrees, subject to the simultaneous Acquisition Closing and the other conditions set forth herein, to sell to the Preferred Subscriber at such purchase price such number of Subject Preferred Shares; provided, however, that, notwithstanding anything to the contrary herein, if either (i) the Base Conversion Price (as defined in the Certificate of Designations) is less than $11.60 or (ii) the value of the consideration paid to Traxis upon the Acquisition Closing is less than $220.0 million, valuing all shares of Common Stock issued to Traxis at $10.00 per share, then the Company shall not have any obligation to sell any Preferred Shares to the Preferred Subscriber.

2. Subject Common Subscription.

(a) Each Common Subscriber covenants and agrees that until the earlier of (A) the Acquisition Closing and (B) the Termination Date (as defined below), it shall not, and shall ensure that its Affiliates do not, Transfer any Common Stock. For purposes hereof, “Affiliate” shall mean affiliate as such term is defined in Rule 12b-2 of the Exchange Act (as defined below) and “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through redemption election or any derivative transactions.

(b) Each Common Subscriber covenants and agrees that it shall, and shall cause its Affiliates to, (A) vote the Common Stock, if any, that it owned on the record date for the special meeting of stockholders to be held by the Company to approve, among other things, the Acquisition (the “Special Meeting”) in favor of (x) the Acquisition, whether pursuant to a proxy filed by the Company or otherwise, in any vote thereon and (y) the proposals of the Company set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”), as supplemented by definitive additional materials filed with the SEC through the date hereof (the “Proxy”) in connection with the Special Meeting and (B) not exercise its redemption rights in any Common Stock in connection with the Special Meeting.

(c) Commencing on the date hereof through the close of business on the third Trading Day prior to the Special Meeting (the “Private Purchase Deadline”), each Common Subscriber shall (provided it is lawful to do so) use reasonable best efforts to purchase the number of shares of Common Stock that may be purchased for the consideration set forth as Common Shares Allocation under its name on the signature page hereto (as such Common Shares Allocation may be modified in accordance with Section 3(f) hereof) (or such lesser number of shares, if any, as directed by the Company in writing or to which the Company consented in writing) (its “Common Shares Allocation”) in privately negotiated transactions with third parties, including forward contracts, provided that: (a) such transactions settle no later than, and are conditioned upon, the Acquisition Closing and (b) no Common Subscriber shall be required to purchase any shares of Common Stock at a price above $10.00. On the date immediately following the Private Purchase Deadline and promptly at other times requested by the Company from time to time, each Common Subscriber shall (x) notify the Company in writing of the number of shares of Common Stock so purchased (the “Market Shares”) and the aggregate purchase price paid therefor by such Common Subscriber and (y) provide the Company, for all Market Shares acquired, all documentary evidence reasonably requested by the Company and its advisors (including without limitation, its legal counsel) and its transfer agent and proxy solicitor to confirm that: (A) such Common Subscriber purchased, or has contracted to purchase, such shares, and (B) the seller of such shares has provided to such Common Subscriber a representation that (I) the seller voted such shares in favor of the Acquisition and the proposals of the Company set forth in the Proxy and (II) the seller of such shares did not exercise its redemption rights for such shares in connection with the Special Meeting. For purposes hereof, “Trading Day” shall mean a day during which trading in the

Common Stock generally occurs on the NASDAQ Capital Market or, if the Common Stock is not listed on the NASDAQ Capital Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading.

(d) Subject to the terms and conditions set forth in this Agreement, each Common Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of shares of Common Stock equivalent to its Private Placement Remainder (as defined below) at a purchase price of $10.00 per share, and the Company agrees to sell such shares to each Common Subscriber at such price (the shares of Common Stock to be so sold, the “Subject Common Shares”), subject to the Company’s right to determine not to consummate such sale if the Acquisition Closing does not occur. For the avoidance of doubt, if the Acquisition Closing does not occur, then the Common Subscribers’ obligations to purchase, and the Company’s obligation to issue, shares under the foregoing sentence are extinguished. Any such purchase shall be consummated simultaneously with the Acquisition Closing. For purposes hereof, each Common Subscriber’s “Private Placement Remainder” shall mean that number of shares of Common Stock that is equal to the quotient obtained by dividing (A) such Common Subscriber’s Common Shares Allocation (as reduced by the amount, if any, of its Common Shares Allocation used to purchase common stock pursuant to Section 2(c) hereof) by (B) $10.00. For the avoidance of doubt, in the event that less than all (or no) Market Shares are acquired by any Common Subscriber pursuant to Section 2(c), such Common Subscriber’s obligations under this Section 2(d) shall nevertheless apply.

3. Delivery of Subscription Amount; Acceptance of Subscriptions; Delivery. Each Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a) Contemporaneously with the execution and delivery of this Agreement, each Subscriber shall execute and deliver the Investor Questionnaire (as defined below) and, in respect of the Preferred Offering and Common Offering, as applicable, upon notice from the Company setting forth the reasonably anticipated date of the Acquisition Closing, each Subscriber shall, no fewer than 3 days prior to such anticipated date (the “Funding Date”), cause a wire transfer to be made for payment for the Subject Preferred Shares and the Subject Common Shares, as applicable, in immediately available funds in the amount equal to (i) in the case of the Preferred Subscriber, $100.00 multiplied by the number of Subject Preferred Shares for which the Preferred Subscriber has subscribed pursuant to Section 1 hereof (the “Preferred Subscription Amount”) and (ii) in the case of each Common Subscriber, $10.00 multiplied by the number of Subject Common Shares to be purchased by such Common Subscriber pursuant to the Common Offering, (the “Common Subscription Amount”), in each case in accordance with the Subscription Instructions set forth on Exhibit B hereto. In the event a Common Subscriber enters into privately negotiated transactions with third parties subsequent to the Funding Date but prior to the Acquisition Closing, the Common Subscription Amount shall be reduced by the dollar amount of such purchases, such excess funds shall be returned to such Common Subscriber, and the number of Subject Common Shares shall be reduced by an amount equal to the quotient obtained by dividing the aggregate amount paid by such Common Subscriber to such third parties for such shares of Common Stock divided by $10.00. The payments provided for in this Section 3(a) shall be maintained in escrow with Continental Stock Transfer & Trust Company (or other nationally recognized escrow agent with whom in all cases, whether with Continental Stock Transfer &

Trust Company or otherwise, the Company shall have an escrow agreement in place for purposes hereof, which such agreement shall be on reasonable and customary terms) pending the Company’s acceptance of the subscription.

(b) The respective subscriptions of the Preferred Subscriber for the Subject Preferred Shares and of the Common Subscribers for the Subject Common Shares shall be deemed to be accepted only (and shall not otherwise be accepted by the Company except) when (i) the Company has confirmed in writing to such Subscriber that the Company’s representations and warranties contained herein are, or shall be, true and correct as of the date of the acceptance of such subscription and (ii) there occurs the simultaneous Acquisition Closing. If all such acceptances do not occur on or prior to the earliest of (x) the Acquisition Closing or (y) the date on which the Purchase Agreement is terminated in accordance with its terms (the “Termination Date”), such Subscriber’s subscription shall automatically be deemed rejected (the “Subscription Rejection”). For the avoidance of doubt, no Subscriber shall be deemed to have made or to have agreed to make any subscription hereunder in the event any other Subscriber’s subscription is not accepted or is deemed rejected by the Company.

(c) The payment of the Preferred Subscription Amount and Common Subscription Amount (or a portion thereof, as applicable) will be returned promptly, without interest, to the applicable Subscriber if the subscriptions are rejected in whole or in part or if the Preferred Offering or Common Offering, as applicable, is withdrawn or canceled.

(d) The representations and warranties of the Company and each Subscriber set forth herein shall be true and correct as of the date that the Company accepts the subscriptions set forth herein.

(e) Notwithstanding anything to the contrary herein, the Preferred Subscriber shall not have any obligation to purchase from the Company the Subject Preferred Shares pursuant to Section 1, and the Common Subscribers shall not have any obligation to purchase from the Company the Subject Common Shares pursuant to Section 2(d), and, upon written notice delivered to the Company by the Subscribers, this Agreement shall be of no further force or effect, if:

(i) Adam Gray shall not have been appointed as a member of the Board of Directors of the Company (the “Board of Directors”) effective as of the Acquisition Closing;

(ii) either Traxis or the Company has, without the written consent of each Subscriber (such consent not to be unreasonably withheld, conditioned or delayed), agreed to amend any material term of the Purchase Agreement, or agreed to waive any material condition (including, without limitation, with respect to any event, development or occurrence that is the subject of the Updated Seller Disclosure Schedule (if any, as defined in the Purchase Agreement) which constitutes or relates to a matter that has had a Material Adverse Effect (as defined in the Purchase Agreement), it being acknowledged and agreed that the Company shall provide to each Subscriber, promptly after receipt thereof and in any event prior to the Acquisition Closing, the Updated Seller Disclosure Schedule, if any) to its obligations to consummate the transactions contemplated by the Purchase Agreement; or

(iii) the Company’s stockholders shall not have approved the Business Combination, or the proposal identified as Proposal 9 in the Company’s definitive proxy statement dated January 20, 2015 at the special meeting of stockholders to be held to vote upon the Business Combination (as defined therein).

(f) If, prior to the Acquisition Closing, the Common Subscribers desire to modify the respective Common Shares Allocations under the Common Subscribers’ names on the signature pages hereto, then, prior to the Acquisition Closing, the Common Subscribers shall jointly deliver to the Purchaser and Traxis a notice, signed by each of the Common Subscribers, setting forth on the signature pages to such notice such modified Common Shares Allocations, provided that the sum of the Common Shares Allocation indicated under all Common Subscribers’ names on the signature pages to such notice shall equal the sum of the Common Shares Allocations indicated under all Common Subscribers’ names on the signature pages hereto. For the avoidance of doubt, the purpose of this Section 3(f) is to provide the Common Subscribers with the right, prior to the Acquisition Closing, to reallocate among them the sum of the Common Shares Allocations that determines the number of Common Shares to which, collectively, they have committed to acquire (in accordance with the terms, and subject to the conditions, set forth in this Agreement), but not to decrease or increase the sum of the Subscribers’ Common Shares Allocation.

4. Expenses. Each party hereto shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

5. Registration Rights.

(a) At the Acquisition Closing, the Company and each Subscriber shall execute and deliver the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company shall agree under certain circumstances to register the resale of the Subject Common Shares and the Subject Preferred Shares (and the Common Stock of the Company into which the Preferred Shares may be converted, the “Underlying Common”), each under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

(b) None of the Subject Common Shares or the Subject Preferred Shares or the Underlying Common (collectively, the “Subject Shares”) may be directly or indirectly transferred, disposed of or otherwise monetized in any manner whatsoever, except in a transaction that is in compliance with the Securities Act and applicable state securities laws. Except as provided in the Registration Rights Agreement, it shall be a condition to any such transfer that the Company shall be furnished with a written opinion of counsel to the holder of such Subject Common and Subject Preferred Shares (or the Underlying Common, as applicable), reasonably satisfactory to the Company (as determined by the Company within 3 Business Days of its receipt of such written opinion), to the effect that the proposed transfer would be in compliance with the Securities Act and applicable state securities laws; provided that the Company shall not require such written opinion of counsel if, acting in its reasonable discretion, if determines that applicable Law does not prohibit any transfers of the Subject Preferred Shares (or the Underlying Common), as applicable, at such time. “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

(c) Without limitation to the generality of the foregoing, no Subscriber shall execute any short sales or engage in other hedging transactions of any kind with respect to the Common Stock during the period from the date of the Acquisition Closing through the date that is 45 consecutive days thereafter. For the avoidance of doubt, the prohibition set forth herein shall not be applicable on or after the Termination Date.

6. Representations, Warranties, Understandings, Risk Acknowledgments, and Covenants of Each Subscriber. Each Subscriber hereby represents, warrants and covenants to the Company as follows:

(a) Such Subscriber is purchasing the Subject Shares for its own account, not as a nominee or agent, for investment purposes and not with a view towards distribution or resale within the meaning of the Securities Act (absent the registration of the Subject Shares for resale under the Securities Act or a valid exemption from registration). Such Subscriber will not sell, assign or transfer such shares at any time in violation of the Securities Act or applicable state securities laws. Such Subscriber acknowledges that the Subject Shares cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(b) Such Subscriber understands that (A) the Subject Shares (1) have not been registered under the Securities Act or any state securities laws, (2) have been offered and will be sold in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act, (3) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and (4) must be held indefinitely because of the fact that the Subject Shares have not been registered under the Securities Act or applicable state securities laws, and (B) such Subscriber must therefore bear the economic risk of its investment hereunder indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Such Subscriber further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of such Subscriber expressed herein. Pursuant to the foregoing, such Subscriber acknowledges that until such time as the resale of the Subject Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to an exemption from registration, the certificates representing any Subject Shares acquired by such Subscriber shall bear a restrictive legend substantially as follows (and a stop-transfer order may be placed against transfer of the certificates evidencing such Subject Shares):

In respect of the Subject Preferred Shares:

THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF PREFERRED STOCK OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF HENNESSY CAPITAL ACQUISITION CORP. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL

INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

3.	ACKNOWLEDGES THAT NO PREFERRED STOCK MAY BE OWNED BY OR TRANSFERRED TO ANY HOLDER OR BENEFICIAL OWNER THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND ANY TRANSFER MADE OR EFFECTED IN VIOLATION OF THIS REQUIREMENT SHALL BE VOID AB INITIO.

In respect of the Subject Common Shares and the Underlying Common:

THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF COMMON

STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF HENNESSY CAPITAL ACQUISITION CORP. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(c) Such Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting such Subscriber’s interest in connection with the acquisition, if any, of the Subject Common Shares, Market Shares and Subject Preferred Shares (including the Underlying Common) (collectively, the “Shares”). Such Subscriber understands that the acquisition of the applicable Shares is a speculative investment and involves substantial risks and that such Subscriber could lose such Subscriber’s entire investment. Further, the undersigned has (i) carefully read and considered the risks identified in the Disclosure Documents (as defined below) and (ii) carefully considered the risks related to the Acquisition, the Company, and School Bus and has taken full cognizance of and understands all of the risks related to the Company, School Bus, the Acquisition, the applicable Shares and the transactions contemplated hereby, including, without limitation, the purchase of the applicable Shares. Acknowledging the very significant tax impact analysis and other analyses that is warranted in determining the consequences to it of purchasing and owning the applicable Shares, to the extent deemed necessary by such Subscriber, such Subscriber has had the opportunity to retain, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the foregoing, including, without limitation, purchasing and owning the applicable Shares. Such Subscriber has the ability to bear the economic risks of such Subscriber’s investment in the Company, including a complete loss of the investment, and such Subscriber has no need for liquidity in such investment.

(d) Such Subscriber has been furnished by the Company all information (or provided access to all reasonable information it requested) regarding the business and financial condition of the Company and School Bus, the Company’s expected plans for future business activities, and the merits and risks of an investment in the applicable Shares which such Subscriber has requested or otherwise needs to evaluate the investment in the applicable Shares.

(e) Such Subscriber is in receipt of and has carefully read and understands the following items (collectively, the “Disclosure Documents”):

(i) the final prospectus of the Company, filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2014 (the “Final Prospectus”);

(ii) each filing made by the Company with the SEC following the filing of the Final Prospectus;

(iii) the Purchase Agreement (including any amendment thereto), a copy of which has been made available to such Subscriber; and

(iv) the Proxy (including any supplement thereto) and the amendments to the Articles of Incorporation of the Company proposed to be voted on pursuant thereto, a copy of which has been made available to such Subscriber.

Such Subscriber understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall no longer apply following the acquisition of School Bus in accordance with the Purchase Agreement.

Such Subscriber acknowledges that neither the Company nor any of its affiliates has made or makes any representation or warranty to such Subscriber in respect of the Company or School Bus, the Acquisition, the Company upon, or relating to, the Acquisition, other than in the case of the Company, the representations and warranties contained in this Agreement.

The Preferred Subscriber acknowledges that the Conversion Price (as defined in the Certificate of Designations) is based on an assumed pro forma number of shares of Common Stock outstanding of 20,687,500 and an assumed market capitalization of $206,875,000 (in any case, without taking into account the issuance of any Preferred Shares) at $10.00 per share.

(f) In making its investment decision to purchase the applicable Shares, such Subscriber is relying solely on investigations made by such Subscriber and such Subscriber’s representatives. The offer to sell the Subject Common Shares and Subject Preferred Shares, as applicable, was communicated to such Subscriber in such a manner that such Subscriber was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and that at no time was such Subscriber presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.

(g) Such Subscriber acknowledges that it has been advised that:

(i) The Subject Shares offered hereby have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Company. Any representation to the contrary is a criminal offense.

(ii) In making an investment decision, such Subscriber must rely on its own examination of the Company, the Acquisition, School Bus, the applicable Shares, the Common Offering and the terms of the Preferred Offering, as applicable, including the merits and risks involved. The applicable Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation. Any representation to the contrary is a criminal offense.

(iii) The Subject Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. Such Subscriber is aware of the provisions of Rule 144 are not currently available and, in the future, may not become available for resale of any of the Subject Shares and that the Company is an issuer subject to Rule 144(i) under the Securities Act. Such Subscriber is aware that it may be required to bear the financial risks of this investment for an indefinite period of time.

(h) Such Subscriber agrees to furnish the Company with such other information as the Company may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Company immediately of any material change in the information provided herein that occurs prior to the acceptance of this Agreement by the Company.

(i) Such Subscriber further represents and warrants that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and Subscriber has executed the Investor Questionnaire attached hereto as Exhibit D (the “Investor Questionnaire”) and shall provide to the Company an updated Investor Questionnaire for any change in circumstances at any time on or prior to the Acquisition Closing.

(j) As of the date of this Agreement, such Subscriber and its affiliates do not have, and during the 30 day period prior to the date of this Agreement such Subscriber and its affiliates have not, in a seller, transferor or other similar capacity, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 of under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or short sale positions with respect to the securities of the Company. In addition, such Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.

(k) If such Subscriber is a natural person, he or she has reached the age of majority in the state in which such Subscriber resides, has adequate means of providing for such Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Subject Common Shares and Subject Preferred Shares (including the Underlying Common), as applicable, for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(l) If such Subscriber is a partnership, corporation, trust, estate or other entity (an “Entity”): (i) such Entity has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such Entity in connection with the purchase of the applicable Shares, (b) to delegate authority pursuant to power of attorney and (c) to purchase and hold such Shares; (ii) the signature of the party signing on behalf of such Entity is binding upon such Entity; and (iii) such Entity has not been formed for the specific purpose of acquiring such Shares, unless each beneficial owner of such entity is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

(m) If such Subscriber is a retirement plan or is investing on behalf of a retirement plan, such Subscriber acknowledges that investment in the applicable Shares poses additional risks including the inability to use losses generated by an investment in the applicable Shares to offset taxable income.

(n) This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes a legal, valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in Law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(o) Such Subscriber understands and confirms that the Company will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents (as defined herein). All representations and warranties provided to the Company furnished by or on behalf of such Subscriber, taken as a whole, are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(p) Such Subscriber has read the Final Prospectus, and understands that the Company has established a trust fund, currently in an amount of approximately $115 million (“Trust Fund”) for the benefit of the Company’s public shareholders and that the Company may disburse monies from the Trust Fund only (i) to the Company’s public shareholders in the event they elect to redeem their shares, (ii) to the public shareholders upon the liquidation of the Company if the Company fails to consummate an initial business combination within the required time period described in the Final Prospectus, (iii) to the Company in limited amounts for its tax obligations and (iv) to the Company after, or concurrently with, the consummation of a business combination. To induce the Company to enter into this Agreement and sell the securities to be sold to it hereunder, such Subscriber agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. Notwithstanding the foregoing, each Subscriber shall maintain rights of redemption of any public shares it may own if the Acquisition Closing does not occur, subject to the terms and conditions applicable to any such redemption. This section shall survive the termination of this Agreement for any reason.

(q) Neither such Subscriber nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with such Subscriber, the “Subscriber Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(r) Such Subscriber has exercised reasonable care to determine whether any Subscriber Covered Person is subject to a Disqualification Event.

(s) The purchase of the applicable Shares by such Subscriber will not subject the Company to any Disqualification Event.

(t) As of the date hereof, such Subscriber does not own, directly or indirectly, any shares of Common Stock.

7. Representations and Warranties of the Company. The Company represents and warrants to each of the Subscribers as follows:

(a) Subject to obtaining all required approvals necessary in connection with the performance of the Purchase Agreement (including, without limitation, the approval of the Company’s stockholders) and any required approvals pursuant to the applicable rules of NASDAQ (together, the “Required Approvals”), the Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Purchase Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby, in accordance with the terms hereof and thereof. Subject to obtaining the Required Approvals, the execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and, subject to obtaining the Required Approvals, no further consent or authorization of the Company, its Board of Directors, or its shareholders is required. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company. This Agreement and each of the other Transaction Documents will constitute upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in Law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(b) Subject to obtaining the Required Approvals, the execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any material provision of the Second Amended and Restated Certificate of Incorporation, of the Company, (ii) violate or conflict with, or result in a material breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, to which the Company is a party, or (iii) result in a violation of any Law applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations in clauses (ii) and (iii) of this Section 7(b) as would not, individually or in the aggregate, have a material adverse effect on the business, properties condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”)). The Company is not in violation of its Second Amended and Restated Certificate of Incorporation or other organizational documents. The Company is not in default (and no event has occurred which with notice or lapse of time would result in a default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for defaults or possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except for filings required under the Securities Act and any applicable state securities laws (and subject to obtaining the Required Approvals), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market (other than pursuant to the applicable rules of NASDAQ and the filing of a Notification and Report Form with the United States Federal Trade Commission and the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended and the expiration or termination of any applicable waiting period thereunder, if required) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents. All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will, prior to any acceptance of this subscription, be so obtained or effected in a timely manner as required by Law.

(c) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”) since January 16, 2014, or has timely filed for a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(e) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act). Such disclosure controls and procedures: (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which the Company’s reports and filings under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the most recent quarterly period reported to the SEC, and (iii) are effective to perform the functions for which they were established.

(f) Except with respect to the transactions contemplated hereby and by each of the other Transaction Documents and except as disclosed in the Disclosure Documents or has been disclosed in any public disclosure as defined in Section 101(e) of Regulation FD promulgated under the Exchange Act, since January 16, 2014: (i) the Company has conducted its business only in the ordinary course, consistent with past practice, and since that date, no changes have occurred which would reasonably be expected to have a Material Adverse Effect; and (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and in order to consummate the Acquisition and (B) liabilities not required to be reflected on the Company’s financial statements pursuant to GAAP or required to be disclosed in the SEC Documents.

(g) Other than deficiency letters from NASDAQ dated August 7, 2014 and February 4, 2015, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of the Agreement, or (ii) if there were an unfavorable decision, would have or reasonably be expected to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or to the knowledge of the Company, any director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. As used in this Agreement, “Action” means any action, lawsuit, claim, suit, arbitration, hearing, examination or judicial or legal proceeding or investigation, whether civil, criminal or administrative, at Law or in equity, or by or before any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a party to this Agreement (each, a “Governmental Authority”) (in each case to the extent that the rules, regulations or orders of such body or authority have the force of Law). As used in this Agreement, “Law” means any material law (statutory, common or otherwise), including any material statute, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Authority.

(h) The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject in respect of which the failure to so make or file could reasonably be expected to have a Material Adverse Effect and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and, to the extent required by generally accepted accounting principles, has set aside on its books provisions reasonably adequate for the payment of all taxes that are material in amount for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

(i) Since January 16, 2014, except as set forth in any document filed with the SEC, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time) would or could reasonably be expected to: (i) constitute or result in a violation by the Company, or a failure on the part of the Company to comply with, any Law; or (ii) give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Law, except in either case that would not reasonably be expected to have a Material Adverse Effect.

(j) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it.

(k) No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) To the extent this Agreement is not already publicly disclosed at such time, the Company will file with the SEC disclosing the form of this Agreement within 2 Business Days of the date hereof.

(m) The Company understands and confirms that the Subscribers will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement.

8. Understandings. Each Subscriber understands, acknowledges and agrees with the Company as follows:

(a) Such Subscriber hereby acknowledges and agrees that its subscription hereunder is irrevocable by such Subscriber, that, except as required by Law, such Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of such Subscriber hereunder, and that this Agreement and such other agreements shall survive the death or disability of such Subscriber and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If such Subscriber is more than one person, the obligations of such Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

(b) No federal or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure Documents or as to the suitability of this offering for investment nor any recommendation or endorsement of the Shares.

(c) The Preferred Offering is intended to be exempt from registration under the Securities Act, which is dependent upon the truth, completeness and accuracy of the statements made by such Subscriber herein.

(d) There is only a limited public market for the Common Stock. There can be no assurance that a Subscriber will be able to sell or dispose of any Shares.

(e) The representations and warranties of such Subscriber contained in this Agreement and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date hereof and the date of the consummation of each offering of the Subject Common Shares and Subject Preferred Shares, as applicable, as if made on and as of such date and such representation and warranties and all agreements of such Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby.

9. Survival. All representations, warranties and covenants contained in this Agreement shall survive until the earlier of the (A) Acquisition Closing or (B) Termination Date. Notwithstanding the foregoing, the rights of the Subscribers, and the obligations of the Company, set forth in Section 11 and Section 22 of this Agreement shall survive the Acquisition Closing indefinitely. The Subscribers acknowledge the meaning and legal consequences of the representations, warranties and covenants contained herein and that the Company has relied upon such representations, warranties and covenants in determining each Subscriber’s qualification and suitability to purchase the applicable Shares.

10. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if and when delivered personally or two Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or one Business Day after it is delivered by a commercial overnight carrier or upon confirmation if delivered by facsimile or email:

(a) if to the Company (prior to the Acquisition Closing), to the following address:

Hennessy Capital Acquisition Corp.

700 Louisiana Street, Suite 900

Houston, Texas 77002

Attention: Daniel J. Hennessy

Facsimile: (312) 876-3854

with a copy to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Jeffrey N. Smith, Esq., Dirk W. Andringa, Esq.

Facsimile: (312) 853-7036

and to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Stuart Neuhauser, Esq.

Facsimile: (212) 370-7889

and to:

The Traxis Group B.V.

c/o Cerberus Capital Management L.P.

875 Third Ave.

New York, New York 10022

Attention: Dev Kapadia

Facsimile: (212) 755-3009

and to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Richard A. Presutti, Esq.

Facsimile: (212) 593-5955

(b) if to the Company (following the Acquisition Closing), to the following address:

Blue Bird Corporation

402 Blue Bird Blvd., P.O. Box 937

Fort Valley, Georgia, 31030

Attention: CEO

Facsimile: (478) 822-3609

with a copy to:

The Traxis Group B.V.

c/o Cerberus Capital Management L.P.

875 Third Ave.

New York, New York 10022

Attention: Dev Kapadia

Facsimile: (212) 755-3009

and to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Richard A. Presutti, Esq.

Facsimile: (212) 593-5955

(c) if to a Subscriber, to the address set forth on the signature page hereto.

(d) or at such other address as any party shall have specified by notice in writing to the others.

11. Preemptive Rights.

(a) Until the earliest of (i) such time as Blackwell Partners LLC – Series A and/or Affiliates of Coliseum Capital Management, LLC (which for purposes of this Section 11 shall not include any direct or indirect transferee, assignee or other successor in interest to the Preferred Shares (other than any Affiliate or Affiliates of Blackwell Partners LLC – Series A or Coliseum Capital Management, LLC), or rights under this Agreement, held by the Preferred Subscriber named on the signature pages hereto) collectively ceases to hold, directly or indirectly, at least 20% of the then-outstanding shares of preferred stock (including, without limitation, Preferred Shares or any other series of preferred shares), (ii) the Effective Date (as defined in the Certificate of Designations) of a Fundamental Change (as defined in the Certificate of Designations) and (iii) five (5) years from the Issue Date (as defined in the Certificate of Designations), if the Company proposes to sell and issue any shares of preferred stock (including, without limitation, Preferred Shares or any other series of preferred shares) to any Person (the shares to be so sold or issued, the “Preemptive Securities”), then the Preferred Subscriber shall have a right of first offer to purchase, in the aggregate, such portion of such Preemptive Securities as is equal to the percentage of all then-outstanding shares of preferred stock (including, without limitation, Preferred Shares or any other series of preferred shares) owned by the Preferred Subscriber (the Preferred Subscriber’s “Preemptive Percentage”). Notwithstanding the foregoing, if Coliseum Capital Management, LLC ceases to be the investment manager of Blackwell Partners, LLC – Series A for any reason, then the Preferred Subscriber shall have a right of first offer to purchase a portion of such Preemptive Securities no less than the Preferred Subscriber Percentage, and no greater than the Preferred Subscriber’s Preemptive Percentage, and such portion elected to be purchased by the Preferred Subscriber shall be its “Preemptive Percentage”. As used herein, the “Preferred Subscriber Percentage” shall be a percentage, equal to the quotient of (i) the then-outstanding shares of preferred stock (including, without limitation Preferred Shares or any other series of preferred shares) owned, directly or indirectly, by Affiliates of Coliseum Capital Management, LLC, divided by the total then-outstanding shares of preferred stock (including, without limitation Preferred Shares or any other series of preferred shares).

(b) If the Company proposes to issue and sell any Preemptive Securities to any Person, then the Company shall give the Preferred Subscriber written notice (the “Preemptive Rights Trigger Notice”) of the Company’s proposal, describing the Preemptive Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Preferred Subscriber

[1]	To be the combined percentage of the Preemptive Percentage held by CCP and CCP II in Coliseum School Bus Holdings, LLC.

shall have fifteen (15) Business Days from the giving of the Preemptive Rights Trigger Notice (the “Offer Period”) to agree to purchase its Preemptive Percentage of such Preemptive Securities for the price and upon the terms and conditions specified in the Preemptive Rights Trigger Notice by giving written notice to the Company setting forth such agreement (a “Preemptive Rights Exercise Notice”); provided, that, if the Board of Directors determines that time is of the essence and that it is in the best interests of the Company that the Company issue Preemptive Securities at the same price and on the same terms as those set forth in the Preemptive Rights Trigger Notice prior to the end of the Offer Period, and the Company has provided the Preferred Subscriber at least two Business Days’ prior written notice of its intention to do so, then the Company shall have the right to so issue such Preemptive Securities (the “Emergency Preemptive Securities”) prior to the end of the Offer Period (such issuance to be subject to the subsequent sale and purchase obligation set forth in clause (x) below, if applicable), and, provided, further, that, if Emergency Preemptive Securities are issued prior to the end of the Offer Period and the Preferred Subscriber delivers a Preemptive Rights Exercise Notice prior to the end of the Offer Period, then (x) the Company will cause the holders of the Emergency Preemptive Securities to sell, and the Preferred Subscriber shall have the obligation, and the right, to purchase, the Preferred Subscriber’s Preemptive Percentage of such Emergency Preemptive Securities at the same price and on other applicable terms and conditions (including the receipt by such Preferred Subscriber of any applicable fees) set forth in the Preemptive Rights Trigger Notice (which, for the avoidance of doubt, shall be the same as the price and applicable terms and conditions upon which holders of Emergency Preemptive Securities purchased such Emergency Preemptive Securities), and (y) Section 11(c) shall not apply to the Emergency Preemptive Securities so purchased. For the avoidance of doubt, the first proviso in the immediately preceding sentence shall in no way affect the rights of the Preferred Subscriber to agree to purchase its Preemptive Percentage of such Preemptive Securities in accordance with this Section 11(b). For the avoidance of doubt, the Preferred Subscriber shall not have the right to assign all or any portion of its rights pursuant to this Section 11 to any Person, other than to an Affiliate or Affiliates of the Preferred Subscriber or of Coliseum Capital Management, LLC.

(c) The Company shall have 60 days, beginning after the expiration of the Offer Period to sell any Preemptive Securities not purchased prior to the expiration of the Offer Period at the same price as or a greater price than the price specified in the Preemptive Rights Trigger Notice, and upon such terms and conditions (other than price) which, when taken as a whole, are no more favorable in the aggregate to the purchasers thereof than those specified in the Preemptive Rights Trigger Notice. To the extent the Company has not sold the Preemptive Securities within such 60-day period, the Company shall not thereafter issue or sell any Preemptive Securities without first offering such securities to the Preferred Subscriber in the manner provided in this Section 11 above. During such 60-day period, the Company shall not issue or sell at a lesser price, or upon such terms and conditions (other than price) which, when taken as a whole, are more favorable in the aggregate to the purchasers thereof than those specified in the Preemptive Rights Trigger Notice, without first offering such securities to the Preferred Subscriber in the manner provided above.

12. Notification of Changes. Each Subscriber agrees and covenants to notify the Company and Traxis immediately upon the occurrence of any event prior to the Acquisition Closing that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Acquisition Closing.

13. Assignability; Amendments; Waiver. This Agreement is not assignable by any Subscriber, and may not be amended, modified or terminated except by an instrument in writing signed by the Company, Traxis and each Subscriber, or, with respect to termination, as otherwise provided for in this Agreement. The Agreement may not be waived except by an instrument in writing signed by the party against whom enforcement of waiver is sought.

14. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns. This Agreement does not confer any rights or remedies upon any person or entity other than the parties hereto and their heirs, successors and permitted assigns, provided, however, that the Company and each of the Subscribers hereby acknowledge and agree that Traxis has the right to cause the Company to enforce its rights and perform its obligations under this Agreement including the right to cause the Company to make or not make any election or otherwise exercise or not exercise a right hereunder; and provided further, however, that notwithstanding anything to the contrary herein, the Company and each of the Subscribers acknowledge that money damages would not be an adequate remedy at Law if any Subscriber fails to perform in any material respect any of its obligations hereunder and accordingly agree that each party, in addition to any other remedy to which it may be entitled at Law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law.

15. Obligations Irrevocable. Except as otherwise provided herein, the obligations of each Subscriber to make its subscription provided for hereunder shall be irrevocable, except with the consent of the Company and Traxis, until the Subscription Rejection.

16. Agreement. This Agreement and the Registration Rights Agreement constitutes the entire agreement of the Subscribers and the Company relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

17. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than New York. Each of the parties consents to the non-exclusive jurisdiction of the federal courts whose districts encompass any part of the District of Delaware or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

18. Severability. If any provision of this Agreement or the application thereof to any Subscriber or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

19. Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. The rule of construction that an agreement shall be construed strictly against the drafter shall not apply to this Agreement.

20. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

21. Counsel. Each Subscriber hereby acknowledges that the Company and its counsel represent the interests of the Company and not those of any Subscriber in any agreement (including this Agreement) to which the Company is a party.

22. Information; Confidentiality. From and after such time, if any, when the Company ceases to be a public reporting company under the Securities Act, the Company shall provide to each Subscriber, for so long as such Subscriber is a shareholder of the Company, quarterly financial reports within 45 days following the end of the applicable fiscal quarter (or, if shorter, within such shorter period that such reports are provided to the Company’s lenders pursuant to the Credit Agreement), annual financial reports within 120 days following the end of the applicable fiscal year (or, if shorter, within such shorter period that such reports are provided to the Company’s lenders pursuant to the Credit Agreement) and management discussion and analysis or similar reports (at the same time that such reports are provided to the Company’s lenders pursuant to the Credit Agreement), in each case in the same form provided to the Company’s lenders as required by the Credit Agreement; provided, that notwithstanding the foregoing, the Company shall have no obligation to deliver any such information to the extent such information is not required to be delivered to the Company’s lenders pursuant to the Credit Agreement. Without limiting any of Subscriber’s pre-existing confidentiality obligations, Subscriber shall not, for a period of six (6) months following the date hereof, without the Company’s prior written consent, disclose to any other person or entity the nature, extent or fact that Subscriber is entering this Agreement or the terms and conditions hereof, or any information Subscriber may receive in connection with this Agreement (in each case to the extent the Company has communicated the confidentiality thereof) other than (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case Subscriber agrees, to the extent practicable and not prohibited by applicable Law, to inform the Company promptly thereof prior to such disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over Subscriber, (c) to the extent that such information is or becomes publicly available other than by reason of disclosure by Subscriber in violation of this Agreement, or (d) to Subscriber’s Affiliates and to Subscriber’s and its Affiliates’ employees, legal counsel, independent auditors and other agents (collectively “representatives”) who need to know such information and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential. Subscriber will cause all of its and its Affiliate’s representatives to comply with the confidentiality provisions of this Agreement as fully as if they were a party hereto and will be responsible for a breach of the confidentiality provisions of this Agreement by any such representatives.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written above.

HENNESSY CAPITAL ACQUISITION CORP.

By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

ACCEPTED AND AGREED:

THE TRAXIS GROUP B.V.

By:	/s/ Dev Kapadia
Dev Kapadia
Managing Director

[Signature Page to Subscription Agreement]

SIGNATURE PAGE

TO

SUBSCRIPTION AGREEMENT

OF

HENNESSY CAPITAL ACQUISITION CORP.

IN WITNESS WHEREOF, the undersigned Subscriber hereby executes, delivers, joins in and agrees to be bound by the Subscription Agreement by and between Hennessy Capital Acquisition Corp., The Traxis Group B.V. and each Subscriber (as defined therein) to which this Signature Page is attached as a Subscriber thereunder, which, together with all counterparts of such agreement and signature pages of other parties to such agreement, shall constitute one and the same document in accordance with the terms of such agreement.

COLISEUM SCHOOL BUS HOLDINGS, LLC By: Coliseum Capital Management, LLC, its Manager

By:	/s/ Adam Gray
Name: Adam Gray
Title: Managing Director

PREFERRED SUBSCRIBER 100,000
Subject Preferred Shares

Offering Price per Preferred Share: $100.00

Address:

c/o Coliseum Capital Management, LLC

One Station Place, 7th Floor South

Stamford, CT 06902

Attention: Adam Gray

Facsimile: (203) 286-1111

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

75 E. 55th Street

New York, NY 10022

Attention: Barry Brooks

Facsimile: (212) 230-7777

[Signature Page to Subscription Agreement]

COLISEUM CAPITAL PARTNERS, L.P. By: Coliseum Capital, LLC, General Partner

By:	/s/ Adam Gray
Name: Adam Gray
Title: Manager

COMMON SUBSCRIBER
$16,890,000
Common Shares Allocation

Address: c/o Coliseum Capital Management, LLC One Station Place, 7th Floor South Stamford, CT 06902 Attention: Adam Gray
Facsimile: (203) 286-1111

With a copy (which shall not constitute notice) to: Paul Hastings LLP 75 E. 55th Street New York, NY 10022 Attention: Barry Brooks Facsimile: (212) 230-7777

COLISEUM CAPITAL PARTNERS II, L.P. By: Coliseum Capital, LLC, General Partner

By:	/s/ Adam Gray
Name: Adam Gray
Title: Manager

COMMON SUBSCRIBER
$3,100,000
Common Shares Allocation

Address: c/o Coliseum Capital Management, LLC One Station Place, 7th Floor South Stamford, CT 06902 Attention: Adam Gray
Facsimile: (203) 286-1111

With a copy (which shall not constitute notice) to: Paul Hastings LLP 75 E. 55th Street New York, NY 10022 Attention: Barry Brooks Facsimile: (212) 230-7777

[Signature Page to Subscription Agreement]

BLACKWELL PARTNERS, LLC By: Coliseum Capital Management, LLC, Attorney-in-Fact

By:	/s/ Adam Gray
Name: Adam Gray
Title: Managing Director

COMMON SUBSCRIBER
$5,010,000
Common Shares Allocation

Address: c/o Coliseum Capital Management, LLC One Station Place, 7th Floor South Stamford, CT 06902 Attention: Adam Gray
Facsimile: (203) 286-1111

With a copy (which shall not constitute notice) to: Paul Hastings LLP 75 E. 55th Street New York, NY 10022 Attention: Barry Brooks Facsimile: (212) 230-7777

Exhibit A

Certificate of Designations

Exhibit B

Subscription Instructions

Exhibit C

Form of Registration Rights Agreement

Exhibit D

Investor Questionnaire

Exhibit E

Form of Certificate of Incorporation